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                                                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30786) and in the Registration Statements on Form S-8 (Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496, 33-31500,
33-38579, 33-50699, 33-52291, 33-58447, 33-65179, 333-22947, 333-30459,
333-45231, 333-35836, 333-70232 and 333-33012) of Hewlett-Packard Company of
our report dated January 25, 2000 relating to the consolidated financial statements of Compaq Computer Corporation for the years ended December 31, 1999 and 1998, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated November 29, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
November 28, 2001